EXHIBIT 99.2

News

For Immediate Release

Cephalon and H. Lundbeck Announce Discontinuation

of CEP-1347 Clinical Trial in Parkinson’s Disease

Frazer, PA – May 11, 2005 – Cephalon, Inc. (Nasdaq: CEPH) and H. Lundbeck A/S (CSE: LUN) announced today the discontinuation of their Phase 2/3 clinical trial of CEP-1347 in Parkinson’s disease.  An independent data monitoring committee just completed a planned review of interim results and concluded that the data are unlikely to provide evidence of significant effect. There were no safety concerns.

The study was being conducted by the Parkinson Study Group, a non-profit, cooperative group of Parkinson’s disease experts from medical centers in the United States and Canada who are dedicated to improving treatment for persons affected by Parkinson’s disease.

“While we are disappointed with results of the trial, our collaboration with Lundbeck will continue as a valuable part of our ongoing research program in neurodegenerative disorders,” said Dr. Jeffry L. Vaught, Senior Vice President and President, Research and Development at Cephalon.  “We will continue to actively evaluate compounds for further clinical development with Lundbeck.”

Cephalon, Inc.

Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. The company currently markets three proprietary products in the United States: PROVIGIL (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride) Tablets and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

H. Lundbeck A/S

H. Lundbeck A/S is an international pharmaceutical company engaged in the research and development, production, marketing and sale of drugs for the treatment of psychiatric and neurological disorders. The company currently employs approximately 5,000 people, and in 2004 its revenue was DKK 9.7 billion.

— more —

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA 19355 • (610) 344-0200 • Fax (610) 344-0065

* * *

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

# # #

Cephalon Contacts:

Media:

Robert W. Grupp

610-738-6402

rgrupp@cephalon.com

Investors:

Chip Merritt

610-738-6376

cmerritt@cephalon.com

Lundbeck Contacts:

Steen Juul Jensen

Vice President

+45 36 43 30 06

Jacob Tolstrup, Investor Relations

+45 36 43 30 79

Helle Hedegaard Juhl

Media Relations

+45 36 43 41 68.